Exhibit 4.8
WAIVER AND SIXTH AMENDMENT
TO REVOLVING CREDIT, TERM LOAN AND
GUARANTY AGREEMENT

                WAIVER AND SIXTH AMENDMENT, dated as of October 10, 2003 (the "Amendment"), to the REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT, dated as of December 24, 2002, among UNITED AIR LINES, INC., a Delaware corporation (the "Borrower"), a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, UAL CORPORATION, a Delaware corporation and the parent company of the Borrower (the "Parent") and all of the direct and indirect subsidiaries of the Borrower and the Parent signatory thereto (the "Subsidiaries" and together with the Parent, each a "Guarantor" and collectively the "Guarantors"), each of which Guarantors referred to in this paragraph is a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, JPMORGAN CHASE BANK, a New York banking corporation ("JPMorgan Chase"), CITICORP USA, INC., a Delaware corporation ("CUSA"), BANK ONE, NA, a national banking corporation ("Bank One"), THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CIT Group"), each of the other financial institutions from time to time party hereto (together with JPMorgan Chase, CUSA, Bank One and CIT Group, the "Lenders"), JPMORGAN CHASE BANK and CUSA, as co-administrative agents (together, the "Agents") for the Lenders and JPMORGAN CHASE BANK, as paying agent (in such capacity, the "Paying Agent") for the Lenders.

W I T N E S S E T H:

        WHEREAS, the Borrower, the Guarantors, the Lenders, the Paying Agent and the Agents are parties to that certain Revolving Credit, Term Loan and Guaranty Agreement, dated as of December 24, 2002 (as heretofore amended and as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement");

        WHEREAS, the Borrower and the Guarantors have requested that from and after the (i) Waiver and Fuel Agreement Effective Date (as hereinafter defined), the Lenders agree to waive the Events of Default described in paragraph 2 hereof and consent to the amendments set forth in paragraphs 3, 4, 7(C) and 8 hereof and (ii) Amendment Effective Date (as hereinafter defined), the Credit Agreement be amended as set forth in paragraphs 5, 6, 7(A) and 7(B) hereof, subject to and upon the terms and conditions set forth herein;

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        1.      As used herein, all terms that are defined in the Credit Agreement shall have the same meanings herein.

        2.    Waivers. The Lenders hereby waive any Event of Default under (i) Section 7.01(d) of the Credit Agreement or the occurrence of any event which with the passage of time or giving of notice or both would constitute an Event of Default under Section 7.01(d) of the Credit Agreement as a result of the Borrower's and the Guarantors' failure to provide the 14-day notice required by Section 6(c)(iii) of the SGR Agreement for the discontinuation or material modification of service on any Route in connection with discontinuation of service on the San Francisco/Taipei Route as set forth on Schedule 1 attached hereto and (ii) under Section 7.01(f) of the Credit Agreement as a result of the occurrence of any corresponding default under the Bank One DIP, provided that the waiver set forth in this sentence shall not become effective until any such similar default under the Bank One DIP has been waived and each Agent has received evidence satisfactory to it of such waiver. The Lenders hereby further waive any Event of Default under Section 7.01(c) of the Credit Agreement as a result of the Borrower's having heretofore filed a motion with the Bankruptcy Court seeking approval of the restructuring that is referred to in paragraph 5 hereof, provided that the Borrower may not enter into such restructuring until the Amendment Effective Date has occurred.

        3.     Amendment to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

"Jet Fuel Supply Agreement" shall mean that certain Jet Fuel Supply Agreement, dated as of October __, 2003, as it may be amended from time to time, among the Borrower, UAFC and MSCG, pursuant to which MSCG will supply jet fuel for the Borrower's domestic operations, will assume certain of the Borrower's and UAFC's existing supply and third-party sale agreements and will sublease certain of the Borrower's and UAFC's existing infrastructure agreements.

"MSCG" shall mean Morgan Stanley Capital Group Inc.

"UAFC" shall mean United Aviation Fuels Corporation."

         4.     Amendment to Section 6.01. Section 6.01 of the Credit Agreement is hereby amended by (A) deleting the word "and" appearing at the end of clause (xvii) and (B) inserting the following new clause at the end thereof: "; and (xix) Liens on cash in an aggregate amount not in excess of $18,000,000 representing a deposit securing the obligations of the Borrower and UAFC under the Jet Fuel Supply Agreement.".         5.     Amendment to Section 6.03. Section 6.03 of the Credit Agreement is hereby amended by (A) deleting the word "and" appearing at the end of clause (xiv) and (B) inserting the following new clause at the end thereof: "; and (xvi) the restructuring of certain Indebtedness owed to Export Development Canada secured by Liens on five (5) flight simulators (in connection and concurrently with the refinancing of certain Indebtedness that is secured by two 757 aircraft, which refinancing is permitted by clause (ix) of this Section) pursuant to which principal payments will be deferred until August 1, 2004 (with principal payments to be made every February and August thereafter according to an agreed upon amortization) and accrued and unpaid interest will be paid upon the closing of such restructuring and in February 2004 and thereafter on any dates on which a principal payment is made (it being understood that any such restructured Indebtedness may not be granted Superpriority Claim status pursuant to Section 364(c)(1) of the Bankruptcy Code)."         6.     Amendment to Section 6.10.  Section 6.10 of the Credit Agreement is hereby amended by (A) deleting the word "and" appearing at the end of clause (xiii) and (B) inserting the following new clauses at the end thereof: "; (xv) following the distribution of UAL Loyalty Services, Inc.'s ownership interests in Orbitz, Inc. and Orbitz, LLC (together, "Orbitz") to the Parent, the Parent may transfer such ownership interests in Orbitz to the Borrower through a capital contribution in connection with the sale of such ownership interests permitted by Section 6.11(xiv); and (xvi) additional capital contributions by the Parent to the Borrower."         7.     Amendment to Section 6.11. Section 6.11 of the Credit Agreement is hereby amended by (A) deleting the word "and" appearing at the end of clause (xii), (B) inserting the following new clause (xiv) at the end thereof: "; (xiv) the sale or other disposition by the Borrower of (A) 100% of the ownership interests which it holds in Hotwire, Inc. for net cash proceeds of no less than $80,000,000 and (B) the sale or other disposition by the Borrower of a portion of the ownership interests which it holds in Orbitz in a public offering of the common stock of Orbitz for cash proceeds of no less than $26,000,000, provided, that 100% of the Net Proceeds of each disposition permitted by this clause 6.11(xiv) shall be applied as a prepayment of the Loans in accordance with Section 2.13(e);" and (C) inserting the following new clause (xv) immediately thereafter: "and (xv) the assignment of local supply agreements, bulk supply agreements and third-party sale agreements, the sublease of infrastructure agreements and the transfer of historical pipeline capacity contemplated under the Jet Fuel Supply Agreement.".         8.     Amendment to Section 6. Section 6 of the Credit Agreement is hereby amended by adding the following new Section 6.15: "SECTION 6.15. Modification of Jet Fuel Supply Agreement. Enter into or permit any material amendment or modification to the Jet Fuel Supply Agreement that would materially and adversely affect the interests of the Lenders."         9.     Condition to Waiver and Fuel Agreement Effective Date.  The waivers set forth in paragraph 2 hereof and the consents to the amendments set forth in paragraphs 3, 4, 7(C) and 8 hereof shall not become effective until the date (the "Waiver and Fuel Agreement Effective Date") on which this Amendment shall have been executed by the Borrower, the Guarantors and the Required Lenders, and each Agent shall have received evidence satisfactory to it of such execution.

        10.     Conditions to Amendment Effective Date.  The amendments set forth in paragraphs 5, 6, 7(A) and 7(B) of this Amendment shall not become effective until the date (the "Amendment Effective Date") on which (i) this Amendment shall have been executed by the Borrower, the Guarantors and the Required Lenders, and each Agent shall have received evidence satisfactory to it of such execution, (ii) the Bankruptcy Court shall have entered an order satisfactory in form and substance to the Agents authorizing the payment by no later than October 27, 2003 by the Borrower (x) to the Paying Agent for the respective account of each Lender that has executed and delivered to each Agent a counterpart of this Amendment by not later than 5:00 p.m. (New York City time) on October 10, 2003, an amendment fee in an amount equal to 1/10 of 1% of such Lender's Tranche A Commitment and Tranche B Commitment on October 10, 2003 and (y) of other fees referred to in that certain Sixth Amendment Fee Letter dated the date hereof, and (iii) such amendment and other fees referred to above shall have been paid in cash to the Paying Agent within one Business Day after entry of the order referred to above (it being understood and agreed that the fees referred to in clause (ii) are being paid in consideration of all of the waivers and amendments set forth herein).

        11.     Ratification.  Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

        12.     Costs and Expenses.  The Borrower agrees that its obligations set forth in Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of special counsel to the Agents.

        13.     References.  This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agents or the Lenders may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein.  Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

        14.     Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  A fax copy of a counterpart signature page shall serve as the functional equivalent of a manually executed copy for all purposes.

        15.     Applicable Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES TO FOLLOW]

        IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Sixth Amendment to be duly executed as of the day and the year first written.

BORROWER:

UNITED AIR LINES, INC.

By: /s/  Frederic F. Brace
Name: Frederic F. Brace
Title: Executive Vice President and
         Chief Financial Officer

 GUARANTOR:

UAL CORPORATION

By: /s/  Frederic F. Brace
Name: Frederic F. Brace
Title: Executive Vice President and
        Chief Financial Officer

 GUARANTOR:

UAL COMPANY SERVICES, INC.

By: /s/  Frederic F. Brace
Name: Frederic F. Brace
Title: Vice President and Treasurer

 GUARANTOR:

UAL BENEFITS MANAGEMENT, INC.

By: /s/  Frederic F. Brace
Name: Frederic F. Brace
Title: President

 GUARANTOR:

KION LEASING, INC.

By: /s/  Frederic F. Brace
Name: Frederic F. Brace
Title: President

 GUARANTOR:

PREMIER MEETING AND TRAVEL SERVICES, INC.

By: /s/  Frederic F. Brace
Name: Frederic F. Brace
Title: Vice President and Treasurer

 GUARANTOR:

UNITED AVIATION FUELS CORPORATION

By: /s/  Frederic F. Brace
Name: Frederic F. Brace
Title: Vice President

 GUARANTOR:

MILEAGE PLUS, INC.

By: /s/  Frederic F. Brace
Name: Frederic F. Brace
Title: Vice President

 GUARANTOR:

UNITED GHS, INC.

By: /s/  Frederic F. Brace
Name: Frederic F. Brace
Title: President

 GUARANTOR:

UNITED WORLDWIDE CORPORATION

By: /s/  Frederic F. Brace
Name: Frederic F. Brace
Title: President

 GUARANTOR:

UNITED VACATIONS, INC.

By: /s/  Frederic F. Brace
Name: Frederic F. Brace
Title: Vice President

 GUARANTOR:

FOUR STAR LEASING, INC.

By: /s/  Frederic F. Brace
Name: Frederic F. Brace
Title: President

 GUARANTOR:

AIR WIS SERVICES, INC.

By: /s/  Frederic F. Brace
Name: Frederic F. Brace
Title: President

 GUARANTOR:

AIR WISCONSIN, INC.

By: /s/  Frederic F. Brace
Name: Frederic F. Brace
Title: President

 GUARANTOR:

UNITED COGEN, INC.

By: /s/  Paul R. Lovejoy
Name: Paul R. Lovejoy
Title: Vice President and Secretary

 GUARANTOR:

DOMICILE MANAGEMENT SERVICES, INC.

By: /s/  Paul R. Lovejoy
Name: Paul R. Lovejoy
Title: Vice President and Secretary

 GUARANTOR:

UAL LOYALTY SERVICES, INC.

By: /s/  Steven M. Rasher
Name:
Title:

 GUARANTOR:

UNITED BIZ JET HOLDINGS, INC.

By: /s/  Steven M. Rasher
Name:
Title:

 GUARANTOR:

CONFETTI, INC.

By: /s/  Steven M. Rasher
Name:
Tiyle:

 GUARANTOR:

MILEAGE PLUS HOLDINGS, INC.

By: /s/  Steven M. Rasher
Name:
Title:

 GUARANTOR:

MYPOINTS.COM, INC.

By: /s/  Steven M. Rasher
Name:
Title:

 GUARANTOR:

BIZJET CHARTER, INC.

By: /s/  Steven M. Rasher
Name:
Title:

 GUARANTOR:

BIZJET FRACTIONAL, INC.

By: /s/  Steven M. Rasher
Name:
Title:

 GUARANTOR:

BIZJET SERVICES, INC.

By: /s/  Steven M. Rasher
Name:
Title:

 GUARANTOR:

MILEAGE PLUS MARKETING, INC.

By: /s/  Steven M. Rasher
Name:
Title:

 GUARANTOR:

CYBERGOLD, INC.

By: /s/  Steven M. Rasher
Name:
Title:

 GUARANTOR:

ITARGET.COM, INC.

By: /s/  Steven M. Rasher
Name:
Title:

 GUARANTOR:

MYPOINTS OFFLINE SERVICES, INC.

By: /s/  Steven M. Rasher
Name:
Title:

 LENDERS:

JPMORGAN CHASE BANK

By: /s/  Matthew H. Massie
Name: Matthew H. Massie
Title: Managing Director

 CITICORP USA, INC.

By: /s/  James J. McCarthy
Name: James J. McCarthy
Title: Director/Vice President

 BANK ONE, NA

By: /s/  Patrick J. Fravel
Name: Patrick J. Fravel
Title: Associate Director

 THE CIT GROUP/BUSINESS CREDIT, INC.

By: /s/  Vincent Belcastro
Name: Vincent Belcastro
Title: Vice President

 ABLECO FINANCE LLC

By: /s/  Kevin Genda
Name: Kevin Genda
Title: Senior Vice President

 ARES LEVERAGED INVESTMENT FUND II, L.P.

By: ARES Management II, L.P.
Its General Partner

By: /s/  Seth J. Brufsky
Name: Seth J. Brufsky
Title:  Vice President

ARES VI CLO LTD.

By: ARES CLO Management VI, L.P.
Investment Manager

By: ARES CLO GP VI, LLC
Its Managing Member

By: /s/  Seth J. Brufsky
Name: Seth J. Brufsky
Title:  Vice President

ARES VII CLO LTD.

By: ARES CLO Management VII, L.P.,
Investment Manager

By: Ares CLO GP VII, LLC,
Its General Partner

By: /s/  Seth J. Brufsky
Name: Seth J. Brufsky
Title: Vice President

 AURUM CLO 2002-1 LTD.

By: Columbia Management Advisors, Inc. (f/k/a Stein Roe & Farnham Incorporated), As Investment Manager

By: /s/  James R. Fellows
Name: James R. Fellows
Title: Sr. Vice President & Portfolio          Manager

 BANK OF LINCOLNWOOD

By: /s/  Richard R. Robbins
Name: Richard R. Robbins
Title: President/COO
Canyon Capital Advisors
9665 Wilshire Blvd., #200
Beverly Hills, CA 90212

PROPORTIONATE VOTING PROVISION

The undersigned, Canyon Capital CDO 2001-1 LTD. ("Canyon"), is a Lender to UNITED AIRLINES, INC., REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT dated as of December 24, 2002 (the "Credit Agreement"). Canyon's approval of a proposed WAIVER AND SIXTH AMENDMENT has been requested pursuant to the terms of the Credit Agreement. The WAIVER AND SIXTH AMENDMENT must be approved by the Required Lenders under the Credit Agreement.

Canyon hereby votes its percentage interest as a Lender in favor of and/or against the approval of the WAIVER AND SIXTH AMENDMENT in direct proportion to the votes of those other Lenders under the Credit Agreement that have voted for or against the approval of the WAIVER AND SIXTH AMENDMENT (without counting failure to vote or abstentions.)

Canyon Capital CDO 2001-1 LTD.
        a California limited liability company

        By: /s/  Christian B. Evensen     Date: 10/10/03
        Name: Christian B. Evensen
        Title: Authorized Member

Canyon Capital Advisors
9665 Wilshire Blvd., #200
Beverly Hills, CA 90212

PROPORTIONATE VOTING PROVISION

The undersigned, Canyon Capital CDO 2002-1 LTD. ("Canyon"), is a Lender to UNITED AIRLINES, INC., REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT dated as of December 24, 2002 (the "Credit Agreement"). Canyon's approval of a proposed WAIVER AND SIXTH AMENDMENT has been requested pursuant to the terms of the Credit Agreement. The WAIVER AND SIXTH AMENDMENT must be approved by the Required Lenders under the Credit Agreement.

Canyon hereby votes its percentage interest as a Lender in favor of and/or against the approval of the WAIVER AND SIXTH AMENDMENT in direct proportion to the votes of those other Lenders under the Credit Agreement that have voted for or against the approval of the WAIVER AND SIXTH AMENDMENT (without counting failure to vote or abstentions.)

Canyon Capital CDO 2002-1 LTD.
        a California limited liability company

        By: /s/  Christian B. Evensen     Date: 10/10/03
        Name: Christian B. Evensen
        Title: Authorized Member

Canyon Capital Advisors
9665 Wilshire Blvd., #200
Beverly Hills, CA 90212

PROPORTIONATE VOTING PROVISION

The undersigned, Canyon Capital CDO 2004-1 LTD. ("Canyon"), is a Lender to UNITED AIRLINES, INC., REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT dated as of December 24, 2002 (the "Credit Agreement"). Canyon's approval of a proposed WAIVER AND SIXTH AMENDMENT has been requested pursuant to the terms of the Credit Agreement. The WAIVER AND SIXTH AMENDMENT must be approved by the Required Lenders under the Credit Agreement.

Canyon hereby votes its percentage interest as a Lender in favor of and/or against the approval of the WAIVER AND SIXTH AMENDMENT in direct proportion to the votes of those other Lenders under the Credit Agreement that have voted for or against the approval of the WAIVER AND SIXTH AMENDMENT (without counting failure to vote or abstentions.)

Canyon Capital CDO 2004-1 LTD.
        a California limited liability company

        By: /s/  Christian B. Evensen     Date: 10/10/03
        Name: Christian B. Evensen
        Title: Authorized Member

CASPIAN CAPITAL PARTNERS, LP

By: Mariner Investment Group

By: /s/  Charles R. Howe II
Name: Charles R. Howe II
Title: Treasurer

 CONNECTICUT GENERAL LIFE
INSURANCE COMPANY

By: /s/  Michael Bacevich
Name: Michael Bacevich
Title: Managing Director

 CONTINENTAL CASUALTY COMPANY

By: /s/  Dennis R. Hemme
Name: Dennis R. Hemme
Title: Vice President and Treasurer

 DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP

By: /s/  Mark K. Furstein
Name: Mark K. Furstein
Title: Chief Operating Officer

 GULF STREAM - COMPASS CLO 2003-I, LTP.

By: Gulf Stream Asset Management, LLC as Collateral Manager

By: /s/  Mark B. Mahoney
Name: Mark B. Mahoney
Title: President

 GULF STREAM - COMPASS CLO 2002-I, LTD.

By: Gulf Stream Asset Management, LLC as Collateral Manager

By: /s/  Mark B. Mahoney
Name: Mark B. Mahoney
Title: President

 HEWETT'S ISLAND CDO, LTD.

By: CypressTree Investment Management Company, Inc., as Portfolio Manager

By: /s/  Preston I. Carnes, Jr.
Name: Preston I. Carnes, Jr.
Title: Managing Director

 INDOSUEZ CAPITAL FUNDING IIA, LIMITED

By: Indosuez Capital as Portfolio Advisor

By: /s/  Charles Kobayashi
Name: Charles Kobayashi
Title: Principal and Portfolio Manager

INDOSUEZ CAPITAL FUNDING III, LIMITED

By: Indosuez Capital as Portfolio Advisor

By: /s/  Charles Kobayashi
Name: Charles Kobayashi
Title: Principal and Portfolio Manager

INDOSUEZ CAPITAL FUNDING VI, LIMITED

By: Indosuez Capital as Collateral Manager

By: /s/  Charles Kobayashi
Name: Charles Kobayashi
Title: Principal and Portfolio Manager

 LAUREL RIDGE CAPITAL LP

By: /s/  Van Nguyen
Name: Van Nguyen
Title: Managing Partner

 LIBERTY FLOATING RATE ADVANTAGE FUND

By: Columbia Management Advisors, Inc. (f/k/a Stein Roe & Farnham Incorporated), As Advisor

By: /s/  James R. Fellows
Name: James R. Fellows
Title: Sr. Vice President & Portfolio Manager

 MADELEINE L.L.C.

By: /s/  Kevin Genda
Name: Kevin Genda
Title: Vice President

 MARINER LDC

By: Mariner Investment Group

By: /s/  Charles R. Howe II
Name: Charles R. Howe II
Title: Treasurer

 MARINER OPPORTUNITIES FUND, LP

By: Mariner Investment Group

By: /s/  Charles R. Howe II
Name: Charles R. Howe II
Title: Treasurer

 MARINER OPPORTUNITIES II, LP

By: Mariner Investment Group

By: /s/  Charles R. Howe II
Name: Charles R. Howe II
Title: Treasuer

 PERRY PRINCIPALS INVESTMENTS, LLC

By: /s/  Nathaniel J. Klipper
Name: Nathaniel J. Klipper
Title: Managing Director

 RIVERA FUNDING LLC

By: /s/  Diana M. Himes
Name: Diana M. Himes
Title: Assistant Vice President

 SRF 2000, INC.

By: /s/  Diana M. Himes
Name: Diana M. Himes
Title: Assistant Vice President

 SRF TRADING, INC.

By: /s/  Diana M. Himes
Name: Diana M. Himes
Title: Assistant Vice President

 SPECIAL SITUATIONS INVESTING GROUP, INC.

By: /s/  Michael Mansour
Name: Michael Mansour
Title: Authorized Signatory

 STANWICH LOAN FUNDING LLC

By: /s/  Ann E. Morris
Name: Ann E. Morris
Title: Assistant Vice President

 STARK EVENT TRADING LTD.

By: /s/  Michael A. Roth
Name: Michael A. Roth
Title: Managing Member of the

                                                Investment Manager of Stark Event Trading Ltd.

With immediate effect from February 18, 2003, Start Event Trading, Ltd. expressly requests that it not be provided with any non-public information (including any non-public portions of the materials described in Section 5.01 of the Revolving Credit, Term Loan and Guarantee Agreement) relating to Borrower or any Guarantor. Stark Event Trading Ltd. reserves the right to revoke this election by providing the Borrower with express written notice of such revocation.

STEIN ROE FLOATING RATE
LIMITED LIABILITY COMPANY

By: Columbia Management Advisors, Inc. (f/k/a Stein Roe & Farnham Incorporated), As Advisor

By: /s/  James R. Fellows
Name: James R. Fellows
Title: Sr. Vice President & Portfolio Manager

 STONEHILL INSTITUTIONAL PARTNERS, L.P.

By: /s/  Christopher Wilson
Name: Christopher Wilson
Title: General Partner

 SUNRISE PARTNERS LIMITED PARTNERSHIP

By: /s/  Michael J. Berner
Name: Michael J. Berner
Title: Vice President, Dawn General Partner Corp., General Partner

 TORONTO DOMINION (NEW YORK), INC.

By: /s/  Stacey L. Malek
Name: Stacey L. Malek
Title: Vice President

 TRUMBULL THC, LTD.

By: /s/  Stacey L. Malek
Name: Stacey L. Malek
Title: Attorney in Fact

 UAL INVESTORS, L.L.C.

By: Farallon Capital Management, L.L.C., Its Manager

By: /s/  Derek Schrier
Name: Derek Schrier
Title: Managing Member

 WATERSHED CAPITAL PARTNERS, L.P.

WATERSHED CAPITAL INSTITUTIONAL PARTNERS, L.P.

By: WS Partners, L.L.C.

By: /s/  Merdee A. Moore
Name: Meridee A. Moore
Title: Senior Managing Member

WATERSHED CAPITAL PARTNERS (OFFSHORE) LTD.

By: Watershed Asset Management, L.L.C.

By: /s/  Meridee A. Moore
Name: Meridee A. Moore
Title: Senior Managing Member